EXHIBIT 10.1

 Agreement

This AGREEMENT is made as of June 5, 2009 by and among Tianjin Tianshi Biological Development Co., Ltd., a Sino-Foreign joint venture formed under the laws of the People’s Republic of China (“Biological”), Tianshi International Holdings Group Limited, a company formed under the laws of The British Virgin Islands (“Holdings”), Tianshi International Investment Group Co., Ltd., a company formed under the laws of The British Virgin Islands (“Investment”) and Tianjin Tianshi Group Co., Ltd., a Chinese-funded enterprise formed under the laws of the People’s Republic of China (“Group”).

WITNESSETH:

WHEREAS, Holdings is owed dividends from Biological and Investment is owed a loan from Holdings.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties, intending legally to be bound, agree as follows:

1.	Investment shall lend RMB27, 000,000 (RMB Twenty Seven Million) to Group.

2.	Investment agrees to cancel a loan owed to it by Holdings in the amount of RMB27, 000,000 (RMB Twenty Seven Million).

3.	Holdings agrees to cancel RMB27, 000,000 (RMB Twenty Seven Million) of dividend owed to it by Biological.

4.	Biological agrees to pay RMB27, 000,000 (RMB Twenty Seven Million) to Group on behalf of Investment.

Tianshi International Holdings	Tianjin Tianshi Biological Development

Group Limited	Co., Ltd

Legal Representative:	Legal Representative:

/s/ Jinyuan Li	/s/ Yiqun Wu

Tianshi International Investment	Tianjin Tianshi Group Co., Ltd

Group Co., Ltd

Legal Representative:	Legal Representative:

/s/ Jinyan Li	/s/ Jinyuan Li